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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated February 8, 2002, except as to the information presented under Equity Restructuring in Note 1 and Acquisition of WOTV-TV, WVBT-TV and WCTX-TV FCC Licenses and Sale of WNAC-TV in Note 18, which is as of May 1, 2002, relating to the financial statements of LIN TV Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 1, 2002